Exhibit 99.1

Kulicke & Soffa Pte Ltd 23A Serangoon North Avenue 5 #01-01 K&S Corporate Headquarters Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H
 Kulicke & Soffa Reports Fourth Quarter and Fiscal Year 2016 Results

Singapore – November 15, 2016 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its fourth quarter and fiscal year ended October 1, 2016.

Quarterly Results
	Fiscal Q4 2016	Change vs. Fiscal Q4 2015	Change vs. Fiscal Q3 2016
Net Revenue	$145.8 million	up 22.3%	down 32.6%
Gross Profit	$66.6 million	up 14.4%	down 33.4%
Gross Margin	45.7%	down 320 bps	down 50 bps
Income from Operations	$3.9 million	up 143.8%	down 89.9%
Operating Margin	2.7%	up 130 bps	down 1510 bps
Net Income	$10.3 million	up 5.1%	down 67.5%
Net Margin	7.1%	down 110 bps	down 760 bps
EPS – Diluted	$0.15	up 15.4%	down 66.7%
Dr. Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, “For the September quarter, we have exceeded our revenue guidance and experienced improved demand over the same period in the prior fiscal year. This better-than-expected performance was largely due to the strengthening of the memory segment and new traction within the automotive segment."
The Company's reported fourth quarter net income included a unique operating expense reserve in the amount of $7 million related to restructuring of its international operations. This amount was offset by a favorable tax benefit of $7.6 million, related to the same restructuring exercise.
Fourth Quarter Fiscal 2016 Key Product Trends

•	Ball bonder equipment net revenue decreased 35.8% over the June quarter.

•	Wedge bonder equipment net revenue decreased 21.8% over the June quarter.

•	Advanced packaging mass reflow equipment net revenue decreased by 42.0% over the June quarter.
Fiscal Year 2016 Financial Highlights

•	Net revenue of $627.2 million.

•	Gross margin of 45.7%.

•	Net income was $47.1 million or $0.67 per diluted share.

•	Cash, cash equivalents and investments were $547.9 million as at October 1, 2016.

•	7.9 million shares had been repurchased since the stock repurchase program's August 2014 initiation, equivalent to 10.1% of weighted average shares outstanding at the program's inception.

First Quarter Fiscal 2017 Outlook
The Company currently expects net revenue in the first fiscal quarter of 2017 ending December 31, 2016 to be approximately $135 million to $145 million.
Looking forward, Dr. Chen commented, “As we continue driving efficiency through our manufacturing process and supply chain, we maintain optimism through the softer near-term outlook. Looking ahead, we anticipate the industry will return to a more normalized growth rate in fiscal 2017. In parallel, we continue to aggressively pursue meaningful opportunities becoming increasingly accessible through our evolving industry, market-facing development and our broadening suite of solutions."

Earnings Conference Call Details
A conference call to discuss these results will be held today, November 15, 2016, beginning at 8:00am (EST). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through November 22, 2016 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13647734. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor packaging and electronic assembly solutions supporting the global automotive, consumer, communications, computing, and industrial segments. As a pioneer in the semiconductor space, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, electronics assembly, wedge bonding and a broader range of expendable tools to its core offerings. Combined with its extensive expertise in process technology and focus on development, K&S is well positioned to help customers meet the challenges of packaging and assembling the next-generation of electronic devices (www.kns.com).

Caution Concerning Results and Forward Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a substantial completion of transition from gold to copper wire bonding by the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2015 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7500
P: +31-40-272-3016
F: +1-215-784-6180
investor@kns.com

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Twelve months ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net revenue	145,844	119,172	627,192	536,471
Cost of sales	79,223	60,955	340,463	277,379
Gross profit	66,621	58,217	286,729	259,092
Operating expenses:
Selling, general and administrative	29,778	29,944	124,706	120,084
Research and development	22,781	21,900	92,374	90,033
Amortization of intangible assets	1,665	2,851	6,661	9,883
Restructuring	8,484	1,874	10,449	1,841
Total operating expenses	62,708	56,569	234,190	221,841
Income from operations	3,913	1,648	52,539	37,251
Other income (expense):
Interest income	1,023	453	3,318	1,637
Interest expense	(268)	(273)	(1,107)	(1,183)
Income from operations before income taxes	4,668	1,828	54,750	37,705
Income taxes (benefit)/ expense	(5,661)	(7,999)	7,638	(12,934)
Net income	$10,329	$9,827	$47,112	$50,639

Net income per share:
Basic	$0.15	$0.14	$0.67	$0.67
Diluted	$0.15	$0.13	$0.67	$0.67

Weighted average shares outstanding:
Basic	70,404	72,731	70,477	75,414
Diluted	71,017	72,883	70,841	75,659

	Three months ended		Twelve months ended
Supplemental financial data:	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Depreciation and amortization	$4,009	$4,994	$16,230	$18,972
Capital expenditures	1,905	3,810	6,301	9,519
Equity-based compensation expense:
Cost of sales	98	89	421	393
Selling, general and administrative	1,223	2,738	3,244	9,127
Research and development	473	626	2,065	2,469
Total equity-based compensation expense	$1,794	$3,453	$5,730	$11,989

	As of
	October 1, 2016	October 3, 2015
Backlog of orders[1]	87,200	52,500
Number of employees	2,389	2,373

1.	Represents customer purchase commitments. While the Company believes these orders will proceed, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	October 1, 2016	October 3, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$547,907	$498,614
Accounts and notes receivable, net of allowance for doubtful accounts of $506 and $143 respectively	130,455	108,596
Inventories, net	87,295	79,096
Prepaid expenses and other current assets	15,285	16,937
Deferred income taxes	—	4,126
TOTAL CURRENT ASSETS	780,942	707,369

Property, plant and equipment, net	50,342	53,234
Goodwill	81,272	81,272
Intangible assets	50,810	57,471
Other assets	19,078	5,120
TOTAL ASSETS	$982,444	$904,466

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$41,813	$25,521
Accrued expenses and other current liabilities	63,954	45,971
Income taxes payable	12,830	2,442
TOTAL CURRENT LIABILITIES	118,597	73,934

Financing obligation	16,701	16,483
Deferred income taxes	27,697	33,958
Other liabilities	12,931	10,842
TOTAL LIABILITIES	175,926	135,217

SHAREHOLDERS' EQUITY
Common stock, no par value	498,676	492,339
Treasury stock, at cost	(139,407)	(124,856)
Retained earnings	449,975	402,863
Accumulated other comprehensive loss	(2,726)	(1,097)
TOTAL SHAREHOLDERS' EQUITY	$806,518	$769,249

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$982,444	$904,466

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net cash provided by operating activities	33,949	39,529	68,407	87,875
Net cash used in investing activities, continuing operations	(1,526)	(3,190)	(5,165)	(94,109)
Net cash used in financing activities, continuing operations	(291)	(14,622)	(14,486)	(84,459)
Effect of exchange rate changes on cash and cash equivalents	(353)	972	537	1,326
Changes in cash and cash equivalents	31,779	22,689	49,293	(89,367)
Cash and cash equivalents, beginning of period	516,128	475,925	498,614	587,981
Cash and cash equivalents, end of period	$547,907	$498,614	$547,907	$498,614